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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Group Inc. under the Securities Act of 1933 of our report dated August 9, 1994 with respect to the consolidated financial statements and schedules of Mallinckrodt Group Inc. included in this Annual Report on Form 10-K for the year ended June 30, 1994:



                               Commission File No.

                             Form S-8, No.  2 - 65727
                             Form S-8, No.  2 - 72455
                             Form S-8, No.  2 - 70868
                             Form S-8, No.  2 - 90910
                             Form S-8, No.  2 - 94151
                             Form S-8, No. 33 - 10381
                             Form S-8, No. 33 - 32109
                             Form S-8, No  33 - 40246
                             Form S-8, No  33 - 43925

                             Form S-3, No.  2 - 96566
                             Form S-3, No. 33 - 39837
                             Form S-3, No. 33 - 47081



                             ERNST & YOUNG LLP
                             ------------------
                             Ernst & Young LLP



St. Louis, Missouri
September 23, 1994